SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 14, 2021

WALGREENS BOOTS ALLIANCE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36759	47-1758322
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

108 Wilmot Road, Deerfield, Illinois	60015
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 315-2500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	WBA	The Nasdaq Stock Market LLC
3.600% Walgreens Boots Alliance, Inc. notes due 2025	WBA25	The Nasdaq Stock Market LLC
2.125% Walgreens Boots Alliance, Inc. notes due 2026	WBA26	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b-c) On July 14, 2021, the Board of Directors (the “Board”) of Walgreens Boots Alliance, Inc. (the “Company”) appointed Manmohan Mahajan as Senior Vice President, Global Controller and Chief Accounting Officer of the Company effective immediately. James Kehoe, who had assumed the responsibilities of the Company’s principal accounting officer during the search process that led to Mr. Mahajan’s hiring, will continue in his role as the Company’s Executive Vice President and Global Chief Financial Officer.

Mr. Mahajan, age 42, joined the Company in February 2016 and served as Vice President, Global Reporting and Technical Accounting until September 2019. From October 2019 to July 2021, he served as Vice President, Assistant Global Controller. Prior to joining the Company, Mr. Mahajan served in positions of increasing responsibility with GE Capital, a former subsidiary of General Electric Company, most recently serving as Controller at GE Capital Americas from March 2011 until January 2016.

In connection with and contingent upon the aforementioned appointment, on July 13, 2021, the Compensation and Leadership Performance Committee of the Board approved (i) an increase in Mr. Mahajan’s annual base salary to $475,000, (ii) an increase of Mr. Mahajan’s target opportunity under the Company’s corporate bonus plan, which provides an opportunity for an annual bonus based on individual and company performance, to 70% of his base salary (prorated in the case of the current fiscal year) and (iii) an increase of Mr. Mahajan’s annual target opportunity under the Company’s stock-based incentive programs, which currently provide for stock option and performance share grants, to a total combined target grant date award value of $750,000. Additional information regarding the Company’s compensatory plans and arrangements applicable to senior officers of the Company is available in the “Executive Compensation” section of the Company’s definitive Proxy Statement filed with the Securities and Exchange Commission on December 8, 2020. Mr. Mahajan will also be covered by the Company’s Executive Severance and Change in Control Plan, a copy of which is filed as Exhibit 10.4 to the Company’s Current Report on Form 8-K12B filed with the Securities and Exchange Commission on December 31, 2014, and which is incorporated herein by reference.

Mr. Mahajan has no family relationships with any director or executive officer of the Company, and there are no arrangements or understandings with any person pursuant to which he was selected as an officer of the Company. In addition, there have been no transactions directly or indirectly involving Mr. Mahajan that would be required to be disclosed pursuant to Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WALGREENS BOOTS ALLIANCE, INC.

Date: July 20, 2021	By:	/s/ Joseph B. Amsbary Jr.
Title: Vice President, Corporate Secretary